                           SCHEDULE 14A INFORMATION
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12

                               OSI SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                            [LOGO OF OSI SYSTEMS]



                             12525 CHADRON AVENUE
                          HAWTHORNE, CALIFORNIA 90250

                                                               October 16, 1998

To Our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of OSI Systems, Inc. (the "Company"), which will be held at 10:00 a.m., local time, on November 18, 1998, at the executive offices at the Company, 12525 Chadron Avenue, Hawthorne, California 90250. All holders of the Company's outstanding common stock as of the close of business on October 12, 1998, are entitled to vote at the Annual Meeting. Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy.

  We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the Proxy in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                          Sincerely,

                                          /s/ Ajay Mehra

                                          Ajay Mehra
                                          Secretary

                             [LOGO OF OSI SYSTEMS]


                             12525 CHADRON AVENUE
                          HAWTHORNE, CALIFORNIA 90250

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 18, 1998

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of OSI Systems, Inc., a California corporation (the "Company"), will be held at 10:00 a.m., local time, on November 18, 1998, at the executive offices at the Company, 12525 Chadron Avenue, Hawthorne, California 90250, for the following purposes:

    1. To elect five (5) directors to hold office for a one-year term and until their respective successors are elected and qualified.

    2. To approve and adopt the OSI Systems, Inc. Employee Stock Purchase
  Plan.

    3. To ratify the selection of Deloitte & Touche L.L.P as the Company's independent accountants for the fiscal year ending June 30, 1999.

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on October 12, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

                                          By Order of the Board of Directors

                                          /s/ Ajay Mehra

                                          Ajay Mehra
                                          Secretary

Dated: October 16, 1998



 PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                               OSI SYSTEMS, INC.
                             12525 CHADRON AVENUE
                          HAWTHORNE, CALIFORNIA 90250

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OSI Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at 10:00 a.m., local time, on November 18, 1998, at the executive offices at the Company, 12525 Chadron Avenue, Hawthorne, California 90250, and at any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company or by issuance of a subsequent proxy. In addition, a stockholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

  At the close of business on October 12, 1998, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 9,694,165 shares of Common Stock, without par value ("Common Stock"). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. In voting for directors, however, if any stockholder gives notice at the Annual Meeting prior to voting of an intention to cumulate votes, then each stockholder has the right to cumulate votes and to give any one or more of the nominees whose names have been placed in nomination prior to voting a number of votes equal to the number of directors to be elected (i.e., five) multiplied by the number of shares which the stockholder is entitled to vote. Unless the proxy holders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes. Only stockholders of record at the close of business on October 12, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

  The enclosed Proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, management of the Company was not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxyholders.

  Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions contained therein or in the absence of such instructions, in accordance with the recommendations of the Board of Directors. Neither abstentions nor broker non-votes will be counted for the purposes of determining whether any of the proposals has been approved by the stockholders of the Company, although they will be counted for purposes of determining the presence of a quorum.

  The election of directors requires a plurality of the votes cast by the holders of the Company's Common Stock. A "plurality" means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. The approval and adoption of the Company's Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast on such proposal, provided that the votes cast on such proposal represent over 50% in interest of the Common Stock entitled to vote on such proposal.

  The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, by telex or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed on or about October 16, 1998 to all stockholders entitled to vote at the Annual Meeting.

  The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

                             ELECTION OF DIRECTORS
                          (ITEM I OF THE PROXY CARD)

  The Company has a Board of Directors consisting of five members. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting dates.

  Management's nominees for election as directors at the Annual Meeting are Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin and Madan G. Syal. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 1999, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

  If a quorum is present and voting, the five nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker non-votes, will be counted as present for purposes of determining if a quorum is present.

  The table below sets forth for the current directors, including the nominees to be elected at this meeting, certain information with respect to age and background.

                                                                       DIRECTOR
   NAME                            AGE            POSITION              SINCE
   ----                            ---            --------             --------
   Deepak Chopra..................  46 Chairman of the Board, Chief      1987
                                        Executive Officer and
                                        President
   Ajay Mehra.....................  36 Vice President, Chief             1996
                                        Financial Officer, Secretary
                                        and Director
   Steven C. Good(1)..............  56 Director                          1987
   Meyer Luskin(1)................  72 Director                          1990
   Madan G. Syal(2)...............  72 Director                          1987

--------
(1) Member of Audit Committee and Compensation Committee

(2) Member of Audit Committee

  Deepak Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company's inception in May 1987. He has served as the Company's Chairman of the Board since February 1992. Mr. Chopra also serves as the President and Chief Executive Officer of the Company's major subsidiaries, including UDT Sensors, Inc., a California corporation ("UDT Sensors"), Rapiscan Security Products (U.S.A.), Inc., a California corporation ("Rapiscan U.S.A."), Rapiscan Security Products Limited ("Rapiscan U.K."), Opto Sensors (Singapore) Pte Ltd. ("OSI Singapore"), Opto Sensors (Malaysia) Sdn. Bhd. ("OSI Malaysia") and Ferson Optics, Inc., a California corporation ("Ferson Optics"). From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC Technology, Inc. ("ILC"), a publicly-held manufacturer of lighting products, including serving as Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC's United Detector Technology division. Mr. Chopra has held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics and a Master of Science degree in Semiconductor Electronics.

  Ajay Mehra joined the Company as Controller in 1989, has served as Vice President and Chief Financial Officer since November 1992, and became Secretary and a Director in March 1996. Mr. Mehra also serves as Vice President and Chief Financial Officer of the Company's major subsidiaries, including UDT Sensors, Rapiscan U.S.A., Rapiscan U.K., OSI Singapore, OSI Malaysia and Ferson Optics. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst, and a Master of Business Administration degree from Pepperdine University.

  Steven C. Good has served as a Director of the Company since September 1987. He is a Senior Partner in the accounting firm of Good Swartz & Berns, which he founded in 1974, and has been active in consulting and advisory services for businesses in various sectors including the manufacturing, garment, medical services and real estate development industries. Mr. Good is the founder and has served as Chairman of California United Bancorp, and was elected in 1997 as a Director of Arden Realty Group, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. Mr. Good holds a Bachelor of Science degree in Business Administration from the University of California, Los Angeles.

  Meyer Luskin has served as a Director of the Company since February 1990. Since 1961, Mr. Luskin has served as the President, Chief Executive Officer and Chairman of the Board of Scope Industries, a publicly-held company listed on the American Stock Exchange, which is engaged in the business of recycling and processing food waste products into animal food. Mr. Luskin has also served as a Director of Scope Industries since 1958 and currently serves as a Director of Stamet, Inc., an industrial solid pump manufacturer, and Chromagen, Inc., a biotechnology company. Mr. Luskin holds a Bachelor of Arts degree from the University of California, Los Angeles, and a Master of Business Administration degree from Stanford University.

  Madan G. Syal has served as a Director of the Company since the Company's inception in May 1987. From May 1987 until February 1992, he served as Secretary of the Company. Mr. Syal is the sole proprietor of Pro Printers, a printing service business he founded in October 1984. Prior to 1984, Mr. Syal held various positions with Shell Oil Company, Exxon Corporation, Burmah Oil Company, C.F. Braun and Bechtel Group, Incorporated. Mr. Syal holds a Bachelor of Science degree from the American College in Lahore (now Pakistan) and a B.S.E. in Electrical and Mechanical Engineering from London University.

 Executive Officers

  Andreas F. Kotowski has served as the President of U.S. Operations, General Manager and a Director of the Company's subsidiary, Rapiscan U.S.A., since January 1993. As General Manager of Rapiscan U.S.A., Mr. Kotowski is also responsible for the operations of Rapiscan U.K., the subsidiary of Rapiscan U.S.A. From September 1989 to January 1993, Mr. Kotowski was self-employed as an Engineering Consultant, providing technical and management consulting services to businesses in the explosive detection and medical imaging industries. In 1992, Mr. Kotowski was a director of Dextra Medical, Inc., a company that filed for bankruptcy in July of that year. From 1979 to 1989, Mr. Kotowski held various positions with EG&G Astrophysics, including Vice President of Engineering and Chief Engineer, in which he was responsible for product planning, design, development and management. Prior to 1979, he worked as an Engineer at National Semiconductor Corporation and the Jet Propulsion Laboratory. Mr. Kotowski holds a Bachelor of Science degree in Electrical Engineering and a Bachelor of Science degree in Physics from California State Polytechnic University, Pomona, and a Master of Science degree in Electrical Engineering from Stanford University.

  Manoocher Mansouri-Aliabadi served as Vice President of Corporate Marketing for the Company's UDT Sensors subsidiary from March 1994 thru June 1998 and since July 1998 he has served as Vice President of New Product Development. From March 1992 to November 1993, Mr. Mansouri served as Director of Sales and Marketing for UDT Sensors, and from 1990 to 1992 he was a Division Director of the Aerospace and Defense Division of UDT Sensors. Mr. Mansouri joined United Detector Technology, the predecessor of UDT Sensors, in 1982 as an Engineer. Mr. Mansouri holds a Bachelor of Science degree in Electrical Engineering from the University of California, Los Angeles.

  Anthony S. Crane has served as Managing Director of Rapiscan U.K., a subsidiary of the Company, since March 1996. From March 1995 to March 1996, he served as Sales and Marketing Director for Rapiscan U.K., and from February 1993 to March 1995, he served as Sales Director--Middle East for Rapiscan U.K. From November 1980 to January 1993, Mr. Crane held various positions at Rapiscan U.K. before it was acquired by the Company, including Exports Business Manager, Sales Manager and Service Engineer. From May 1974 to November 1980, Mr. Crane served as Production Coordinator and Electrical and Electronic Inspector for Redifon Flight Simulation, where he was responsible for production and customer relations.

  Thomas K. Hickman has served as Managing Director of OSI Singapore and OSI Malaysia, subsidiaries of the Company, since July 1995, and as the Managing Director of Rapiscan Consortium (M) Sdn. Bhd. since its formation in October 1996. From July 1993 to July 1995, Mr. Hickman served as Vice President of Operations and Director of Operations for Rapiscan U.S.A. and Rapiscan U.K., respectively. From November 1992 to July 1993, Mr. Hickman served as Director of Materials for UDT Sensors and, from July through November 1992, provided service as an independent consultant to UDT Sensors. From 1985 through 1992, Mr. Hickman held various positions at Mouse Systems Corporation, a manufacturer of computer optical mouse systems, including that of Director of OEM Operations, Purchasing Manager and Representative Director of a joint venture. Prior to 1985, Mr. Hickman was the Director of Materials for Measurex Corporation, the Representative Director for Hitachi-Singer Corp. and a Product Line Manager for Singer Business Machines. Mr. Hickman holds a Bachelor of Arts degree from Stetson University and a Master of Business Administration degree from the University of San Francisco.

  There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

  Ajay Mehra and Madan G. Syal are the first cousin and father-in-law, respectively, of Deepak Chopra. Other than these relationships, there are no family relationships among the directors and executive officers of the Company.

  THE BOARD RECOMMENDS A VOTE FOR DEEPAK CHOPRA, AJAY MEHRA, STEVEN C. GOOD, MEYER LUSKIN AND MADAN G. SYAL, AS DIRECTORS.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  There were six meetings of the Board of Directors and the Board of Directors took action by unanimous written consent without a meeting once during the fiscal year ended June 30, 1998. The Board of Directors has established an Audit Committee and a Compensation Committee. The members of each committee are nominated by the majority vote of the Board of Directors. There is no nominating committee.

 Audit Committee

  The Audit Committee makes recommendations for selection of the Company's independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the financial statements of the Company and the adequacy of the Company's internal accounting controls and financial management practices. The Audit Committee consists of Messrs. Good, Luskin and Syal. There were two meetings of the Audit Committee during the fiscal year ended June 30, 1998.

 Compensation Committee

  The Compensation Committee is responsible for determining compensation for the Company's executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board of Directors in the administration of the Company's stock option plans. The Compensation Committee presently consists of Messrs. Good and Luskin. Mr. Syal served on the Compensation Committee until October 15, 1997. There was one meeting of the Compensation Committee during the fiscal year ended June 30, 1998. See "Report of Compensation Committee on Executive Compensation."

DIRECTOR COMPENSATION

  For the fiscal year ended June 30, 1999, each non-employee Director will receive a fee of $7,500 per year plus $1,500 for each Board or Committee meeting attended. During the fiscal year ended June 30, 1998, each non-employee Director received a fee of $1,250 per Board meeting attended and an additional $1,250 per committee meeting attended if such committee meeting was held on a day different from that of the Board meeting. During the fiscal year ended June 30, 1998, each non-employee Director, Messrs. Good, Luskin and Syal, received, as additional director compensation, options to purchase 5,000 shares of Common Stock at an exercise price of 110% of the fair market value of the Common Stock on the date of grant, which was June 23, 1998. The Directors are reimbursed for expenses incurred in connection with the performance of their services as Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the fiscal year ended June 30, 1998, all of the outside Directors, Steven C. Good, Meyer Luskin and Madan G. Syal, served on the Compensation Committee, although Mr. Syal resigned from the Compensation Committee on October 15, 1997. Certain transactions between the Company and the members of the Compensation Committee include the following. Mr. Good is a senior partner of Good Swartz & Berns, an accounting firm that provided services to the Company. Mr. Syal owns Pro Printers, a printing service company that provides printing services to the Company. Mr. Syal is the father-in-law of Deepak Chopra, Chairman of the Board, Chief Executive Officer and the President of the Company. See "Certain Relationships and Related Transactions."

  The Company believes that each of the foregoing transactions was on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties. The Company currently intends that any future transactions with affiliates of the Company will be on terms at least as favorable to the Company as those that can be obtained from nonaffiliated third parties.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth the compensation for the Chief Executive Officer and each of the four most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended June 30, 1998 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                          ANNUAL       LONG TERM
                                       COMPENSATION   COMPENSATION
                                      --------------- ------------
                                                       SECURITIES
                                                       UNDERLYING   ALL OTHER
                                      SALARY   BONUS    OPTIONS    COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR   ($)     ($)      (#)(2)       ($)(3)
  ---------------------------    ---- ------- ------- ------------ ------------
Deepak Chopra(1)................ 1998 450,000 158,600         0      222,750
 Chief Executive Officer         1997 370,843 175,000   137,500          --
Ajay Mehra...................... 1998 200,000  65,300         0      178,200
 Chief Financial Officer         1997 172,216  58,040    73,750          --
Andreas F. Kotowski............. 1998 140,000  30,000     5,000          --
 President of U.S. Operation,
  Rapiscan U.S.A.                1997 124,452  10,000    57,029          --
Manoocher Mansouri-Aliabadi..... 1998 120,000  10,000     2,500          --
 Vice President--Corporate
  Marketing, UDT Sensors         1997 110,019  28,000    15,000          --

Thomas K. Hickman............... 1998 124,936  50,000     2,500          --
 Managing Director, OSI
  Malaysia and OSI Singapore     1997 124,220  12,500    10,125          --

--------
(1) The Company paid aggregate insurance premiums of approximately $38,000 and $38,000 for three universal life insurance policies of Mr. Chopra in 1998 and 1997, respectively. Mr. Chopra or his estate is obligated to repay to the Company all amounts paid by it on behalf of Mr. Chopra upon the death or termination of employment of Mr. Chopra. The value of such benefit is not susceptible to precise determination.

(2) For additional information see "Option Grants."

(3) Consists of gain on exercise of non-qualified stock options.

  The Company has entered into an employment agreement with Deepak Chopra, with a term of five years commencing on April 1, 1997, pursuant to which he serves as Chairman of the Board, Chief Executive Officer and President of the Company. The employment agreement provides for a base salary of $450,000 per year, with annual raises to be determined by the Compensation Committee. The Compensation Committee increased Mr. Chopra's annual base salary to $500,000 effective April 1, 1998. Pursuant to the employment agreement, Mr. Chopra is also entitled to receive at least one-third of the amount of the aggregate bonus pool established by the Company for its officers and employees, which amount he received for fiscal 1998. Mr. Chopra is eligible to participate in certain incentive compensation and other employee benefit plans established by the Company from time to time. Mr. Chopra's employment agreement contains confidentiality provisions and provides that he shall assign and the Company shall be entitled to any inventions or other proprietary rights developed by him under certain circumstances during his employment.

  The Company has also entered into a three-year employment agreement with Ajay Mehra and a two-year employment agreement with Manoocher Mansouri-Aliabadi, each of which became effective on April 1, 1997. The employment agreements provide for base salaries of $200,000 and $120,000 per year, for Messrs. Mehra and Mansouri, respectively, with annual raises to be determined by management. The Compensation Committee increased Mr. Mehra's annual base salary to $230,000 effective April 1, 1998 and management increased
Mr. Mansouri's annual base salary to $130,000 effective April 13, 1998. Pursuant to these employment agreements, Messrs. Mehra and Mansouri are also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company from time to time. Each of the employment agreements contains confidentiality provisions and provides that the employee shall assign and the Company shall be entitled to any inventions or other proprietary rights developed by the employee under certain circumstances during his employment.

  Andreas F. Kotowski is currently employed by the Company pursuant to an employment agreement that is terminable by either party thereto at any time for any reason. Mr. Kotowski's current annual salary is $165,000, which was increased from $140,000 effective April 16, 1998. Pursuant to an incentive compensation agreement entered into in December 1996 by the Company and Mr. Kotowski, he is entitled to receive as additional incentive compensation, 10% of the consolidated pre-tax earnings of Rapiscan U.S.A. and Rapiscan U.K. in excess of certain pre-determined amounts. Such incentive compensation may not exceed $150,000 for any fiscal year and is based on earnings of Rapiscan U.S.A. and Rapiscan U.K. for the 1997, 1998 and 1999 fiscal years. Mr. Kotowski was not entitled to receive such additional incentive compensation for the 1998 fiscal year.

  Thomas K. Hickman is currently employed by the Company pursuant to an employment agreement that may be terminated by either the Company or by Mr. Hickman upon six months prior notice. Under the employment agreement, Mr. Hickman's annual salary is $125,000. Effective July 1, 1998, his salary was increased to $137,500. In addition to the salary, the Company has agreed to pay certain expenses related to Mr. Hickman's service in Singapore. Mr. Hickman's employment agreement contains confidentiality provisions and provides that he shall assign and the Company shall be entitled to any inventions or other proprietary rights developed by him under certain circumstances during his employment.

  Management of the Company allocates bonuses to officers and employees of the Company under a bonus plan that has been in effect since the Company's inception. The amount of bonus for each officer or employee is determined by comparing the profits of the subsidiary or division in which such person performed services against the budget profit goals for such subsidiary or division as determined before the start of the fiscal year. Bonuses were distributed to approximately 115 officers and employees in July and September, 1998, based on their performances during the fiscal year ended June 30, 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On December 23, 1997, the Board of Directors authorized the Company to loan to Deepak Chopra and Ajay Mehra the sum of $90,000 and $70,000 respectively, at an interest rate of six percent per annum, to be repaid within 48 months of such date.

  The Company, Mr. Chopra and Mr. Mehra, each currently owns a 36.0%, 10.5% and 4.5% interest, respectively, in ECIL-Rapiscan Security Products Limited ("ECIL Rapiscan"). The remaining 49.0% interest in ECIL Rapiscan is owned by Electronics Corporation of India Limited ("ECIL"), an unaffiliated Indian company. The Company sells security and inspection kits to ECIL at a price no less favorable to the Company than the price the Company charges unaffiliated third parties for such products. To date, the Company's portion of the earnings of ECIL Rapiscan have been insignificant.

  From time to time the Company contracts for automobile rental and messenger services from a business that is owned by Deepak Chopra and his wife. The Company paid the business approximately $99,000 for such services during fiscal 1998. The Company also contracts for printing services from a business owned by Madan G. Syal, a Director of the Company. The Company paid the business approximately $186,000 for such services during fiscal 1998.

  The Company believes that each of the foregoing transactions was on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties. The Company currently intends that any future transactions with affiliates of the Company will be on terms at least as favorable to the Company as those that can be obtained from nonaffiliated third parties.

OPTION GRANTS

  The following table sets forth certain information concerning grants of options to the Named Executive Officers during the year ended June 30, 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL
                                                                     REALIZABLE
                                                                      VALUE OF
                                                                       ASSUMED
                                                                    ANNUAL RATES
                                                                      OF STOCK
                                    % OF TOTAL                          PRICE
                         NUMBER OF   OPTIONS                        APPRECIATION
                         SECURITIES GRANTED TO                       FOR OPTION
                         UNDERLYING EMPLOYEES  EXERCISE                TERM(1)
                          OPTIONS   IN FISCAL    PRICE   EXPIRATION -------------
NAME                     GRANTED(#)    YEAR    ($/SHARE)    DATE    5%($)  10%($)
----                     ---------- ---------- --------- ---------- ------ ------
Deepak Chopra...........       0        --         --         --       --     --
Ajay Mehra..............       0        --         --         --       --     --
Andreas F. Kotowski.....   5,000       3.0       10.00    6/23/03   13,814 30,526
Manoocher Mansouri-
 Aliabadi...............   2,500       1.5       10.00    6/23/03    6,907 15,263
Thomas K. Hickman.......   2,500       1.5       10.00    6/23/03    6,907 15,263

--------
(1) Sets forth potential option gains based on assumed annualized rates of stock price appreciation from the exercise price at the date of grant of 5% and 10% (compounded annually) over the full term of the grant with appreciation determined as of the expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table sets forth certain information regarding option exercises by the Named Executive Officers during the fiscal year 1998 and held by them on June 30, 1998:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES             VALUE OF UNEXERCISED IN-
                                                    UNDERLYING UNEXERCISED              THE-MONEY OPTIONS AT
                           SHARES                OPTIONS AT FISCAL YEAR-END(#)          FISCAL YEAR END($)(1)
                         ACQUIRED ON    VALUE    -----------------------------        -------------------------
NAME                     EXERCISE(#) REALIZED($)  EXERCISABLE       UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
----                     ----------- ----------- --------------    ---------------    ----------- -------------
Deepak Chopra...........   37,500      250,000        25,000            75,000                0           0
Ajay Mehra..............   75,000      552,000        10,938            32,812                0           0
Andreas F. Kotowski.....        0          --         19,882            42,147           53,750           0
Manoocher Mansouri-
 Aliabadi...............    3,750       30,500        12,375             8,125           77,750           0
Thomas K. Hickman.......        0          --         21,844            11,031          153,250      28,125

--------
(1) Amounts are shown as the positive spread between the exercise price and fair market value (based on the fair market price at fiscal year end of $10.00 per share).

STOCK OPTION PLANS

  1987 Incentive Stock Option Plan. In May 1987, the Board of Directors adopted the Incentive Stock Option Plan (the "1987 Plan"). The 1987 Plan provides for the grant of options to directors, officers and other key employees of the Company to purchase up to an aggregate of 1,050,000 shares of Common Stock. The purpose of the 1987 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1987 Plan is administered by the Board of Directors, which has discretion to select optionees and to establish the terms and conditions of each option, subject to the provisions of the 1987 Plan. Pursuant to the 1987 Plan, the Company has from time to time granted its directors, officers and employees options to purchase shares of the Company's Common Stock at exercise prices determined by the Board of Directors. The stock options generally expire either on the fifth or tenth anniversary of the date of grant of the option. All stock options are nontransferable by the grantee and may be exercised only by the optionee during his service to the Company as a director, officer or employee. The aggregate number of options issuable under the 1987 Plan, number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. As of June 30, 1998, 597,074 shares had been issued upon the exercise of stock options under the 1987 Plan, stock options to purchase an aggregate of 386,176 shares were outstanding under the 1987 Plan at exercise prices ranging from $2.00 to $11.10 per share, and 66,750 shares remained available for grant. As of such date, stock options to purchase 205,988 shares of Common Stock were exercisable. No stock options may be granted under the 1987 Plan after December 31, 1998.

  On June 23, 1998, the Board of Directors of the Company granted options to purchase an aggregate of 153,000 shares of Common Stock available for issuance under the 1987 Plan to certain officers and employees of the Company. These options are exercisable at a price equal to the fair market value of the Common Stock on June 23, 1998. The options generally will be subject to vesting and will become exercisable over a period of three years from the date of grant, subject to the optionee's continuing employment with the Company. Also on June 23, 1998, the Board of Directors of the Company granted options to purchase 5,000 shares of Common Stock to each of the Company's non-employee Directors, Messrs. Good, Luskin and Syal, at an exercise price of 110% of the fair market value of the Common Stock on such date.

  1997 Stock Option Plan. In May 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan, which was approved by the Company's stockholders in June 1997, provides for the grant of options to directors, officers, other employees and consultants of the Company to purchase up to an aggregate of 850,000 shares of Common Stock. No eligible person may be granted options during any 12-month period covering more than 425,000 shares of Common Stock. The purpose of the 1997 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1997 Plan is administered by the Board of Directors, or a committee of the Board, which has discretion to select optionees and to establish the terms and conditions of each option, subject to the provisions of the 1997 Plan. Options granted under the 1997 Plan may be "incentive stock options" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options.

  The exercise price of incentive stock options may not be less than 100% of the fair market value of Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 1997 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 1997 Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 1997 Plan generally are nontransferable, but transfers may be permitted under certain circumstances in the discretion of the administrator. Shares subject to options that expire unexercised under the 1997 Plan will once again become available for future grant under the 1997 Plan. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. As of June 30, 1998, there were no exercises of stock options under the 1997 Plan, stock options to purchase an aggregate of 434,486 shares were outstanding under the 1997 Plan at exercise prices ranging from $11.50 to $13.00 per share, and 415,514 shares remained available for grant. As of such date, stock options to purchase 108,622 shares of Common Stock were exercisable. The 1997 Plan is effective for ten years, unless sooner terminated or suspended.

  In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination will immediately terminate, and any options that are exercisable will terminate not more than three months (six months in the case of termination by reason of death or disability) following termination of employment.

  To the extent nonqualified options are granted under the 1987 Plan and the 1997 Plan, the Company intends to issue such options with an exercise price of not less than the market price of the Common Stock on the date of grant.

EMPLOYEE BENEFIT PLAN, PENSION PLANS

  In 1991, the Company established a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering all of its employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the annual limit prescribed by statute ($9,500 in 1997) and contribute the amount of such reduction to the 401(k) Plan. The 401(k) Plan allows for matching contributions to the 401(k) Plan by the Company, such matching and the amount of such matching to be determined at the sole discretion of the Board of Directors. To date, no such matching contributions have been made with respect to the 401(k) Plan. The trustee under the 401(k) Plan, at the direction of each participant, invests the assets of the 401(k) Plan in numerous investment options. The 401(k) Plan is intended to qualify under
Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable until withdrawn, and so that the contributions by employees will be deductible by the Company when made.

  Rapiscan U.K. and Advanced Micro Electronics AS, subsidiaries of the Company, each has a pension plan in effect for certain of their employees. As of the date hereof, approximately 50 employees are covered by these plans.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  This Compensation Committee Report discusses the components of the Company's executive officer compensation policies and programs and describes the bases upon which compensation is determined by the Compensation Committee with respect to the executive officers of the Company, including the Named Executive Officers.

  The Compensation Committee reviews and approves salaries, benefits and other compensation for executive officers and reviews bonus pool allocations for key employees of the Company. The Compensation Committee is composed of two non-employee directors.

  Compensation Philosophy. The Compensation Committee endeavors to ensure that the compensation programs for the executive officers of the Company and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Company and are administered with the long-term interests of the Company and its stockholders in mind. The Compensation Committee seeks to align total compensation for senior management with corporate performance by linking directly executive compensation to individual and team contributions, continuous improvements in corporate performance and stockholder value.

  The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the executive officers. The Compensation Committee considers such corporate performance measures as net income, earnings per share and cash flow, and may vary its quantitative measurements from employee to employee and from year to year. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as superior individual performance, new responsibilities or positions within the Company, leadership ability and overall contributions to the Company.

  In order to attract and retain highly qualified executives in the areas in which the Company does business and in recognition of the overall competitiveness of the market for highly qualified executive talent, the Compensation Committee also evaluates the total compensation of the executive officers in light of information regarding the compensation practices and corporate financial performance of other companies in its industry.

  In implementing its compensation program for executive officers, the Compensation Committee seeks to achieve a balance between compensation and the Company's annual and long-term budgets and business objectives, encourage executive performance in furtherance of stated Company goals, provide variable compensation based on the performance of the Company, create a stake in the executive officer's efforts by encouraging stock ownership in the Company, and align executive remuneration with the interests of the Company's stockholders.

  Compensation Program Components. The Compensation Committee regularly reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers consist of the following:

  Base Salary. Base salaries for executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer's position, and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. Base salaries are kept within a competitive range for each position, reflecting both job performance and market forces.

  Annual Bonus. Management of the Company allocates bonuses to officers and key employees of the Company under a bonus plan that has been in effect since the Company's inception. The amount of bonus for each officer is determined by comparing the profits of the subsidiary or division in which such person performed services against the budget profit goals for such subsidiary or division as determined before the start of the fiscal year.

  Long-Term Incentive Compensation. The Company's long-term incentive program consists of periodic grants of stock options, which are made at the discretion of the Board of Directors with the advice and input of the Compensation Committee. Decisions made regarding the amount of the grant and other discretionary aspects of the grant take into consideration Company performance, individual performance and experience, competitive forces to attract and retain senior management, and the nature and terms of grants made in prior years.

  Chief Executive Officer's Compensation. The Company has entered into an employment agreement with Deepak Chopra, with a term of five years commencing on April 1, 1997, pursuant to which he serves as Chairman of the Board, Chief Executive Officer and President of the Company. The employment agreement provides for a base salary of $450,000 per year, with annual raises to be determined by the Compensation Committee. The Compensation Committee increased Mr. Chopra's annual base salary to $500,000 effective April 1, 1998. Pursuant to the employment agreement, Mr. Chopra is also entitled to receive at least one-third of the amount of the aggregate bonus pool established by the Company for its officers and employees, which amount he received for fiscal 1998. Mr. Chopra is eligible to participate in certain incentive compensation and other employee benefit plans established by the Company from time to time.

  Summary. The Compensation Committee believes that the total compensation program for executive officers of the Company is focused on increasing value for the Company's stockholders, by attracting and retaining the best qualified people as senior management and enhancing corporate performance. Furthermore, the Compensation Committee believes that executive compensation levels of the Company are competitive with the compensation programs provided by other corporations with which the Company is competitive. The foregoing report has been approved by all the members of the Compensation Committee.

                                          COMPENSATION COMMITTEE

                                          Steven C. Good
                                          Meyer Luskin

PERFORMANCE GRAPH

  The following graph compares the Company's cumulative total stockholder return since the Company's Common Stock became publicly traded on October 2, 1997, with the Nasdaq Market Index and a peer group comprised of companies in the optoelectronic and security products businesses with which the Company generally competes. The peer group is comprised of the following companies:
Barringer Technologies, Inc. (Nasdaq Symbol: BARR); EG&G, Inc. (ASE Symbol:
EGG); InVision Technologies, Inc. (Nasdaq Symbol: INVN); Optek Technology, Inc. (Nasdaq Symbol: OPTT); and Vivid Technologies, Inc. (Nasdaq Symbol: VVID). The graph assumes that $100.00 was invested on October 2, 1997 in the Company's Common Stock, at the closing price of $15.125 per share (on which date the initial public offering price was $13.50 per share), and in each of the indexes mentioned above, and that all dividends were reinvested.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
          OSI SYSTEMS, INC., NASDAQ MARKET INDEX AND PEER GROUP INDEX


                             [GRAPH APPEARS HERE]


                         10/02/97 10/31/97 11/28/97 12/31/97 1/30/98 2/27/98 3/31/98 4/30/98 5/29/98 6/30/98
                         -------- -------- -------- -------- ------- ------- ------- ------- ------- -------
OSI Systems, Inc........  100.00   85.95    85.95    80.99    99.17  100.83   76.86   76.03   66.12   66.12
Nasdaq Market Index.....  100.00   94.98    95.38    93.80    96.74  105.98  109.05  111.46  105.72  112.82
Peer Group..............  100.00   95.06    91.32    96.94   108.81  120.00  125.63  127.93  129.13  122.32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the amount of shares of the Company beneficially owned as of June 30, 1998 by each director of the Company, each Named Executive Officer, each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's outstanding Common Stock, and all directors and executive officers as a group:

                                                      AMOUNT AND
                                                       NATURE OF    PERCENT OF
                                                      BENEFICIAL     CLASS OF
                                                     OWNERSHIP OF     COMMON
   NAME OF BENEFICIAL OWNER                         COMMON STOCK(1)   STOCK
   ------------------------                         --------------- ----------
   Deepak Chopra(2)(3).............................    1,399,319       14.4%
   Ajay Mehra(2)(4)................................      176,902        1.8%
   Andreas F. Kotowski(2)(5).......................      124,671        1.3%
   Manoocher Mansouri-Aliabadi(2)(6)...............       63,019          *
   Thomas K. Hickman(2)(7).........................       30,581          *
   Steven C. Good(2)(8)............................        6,875          *
   Madan G. Syal(2)(9).............................      203,557        2.1%
   Meyer Luskin(10)................................       19,242          *
   Scope Industries(11)(12)........................    1,647,903       17.0%
   Sally F. Chamberlain(13)........................    1,062,767       11.0%
   All directors and executive officers as a group
    (9 persons)....................................    2,038,349       20.8%

--------
  * Less than 1.0%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of June 30, 1998, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) The address of such stockholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, California 90250.

 (3) Includes 254,951 shares and 254,951 shares owned by The Deepika Chopra Trust UDT dated July 17, 1987 and The Chandini Chopra Trust UDT dated July 17, 1987, respectively. Deepak Chopra is the co-trustee of both irrevocable trusts. Also includes 10,179 shares and 10,179 shares owned by Deepika Chopra and Chandini Chopra, respectively who are the daughters of Mr. Chopra. Of the balance of such shares, 832,434 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, and 11,625 shares are held individually by Mr. Chopra. Includes 25,000 shares issuable pursuant to options exercisable within 60 days of June 30, 1998. Mr. Chopra is the Chairman of the Board, Chief Executive Officer and President of the Company.

 (4) Includes 10,938 shares issuable pursuant to options exercisable within 60 days of June 30, 1998. Mr. Mehra is the Vice President, Chief Financial Officer, Secretary and a Director of the Company.

 (5) Includes 19,882 shares issuable pursuant to options exercisable within 60 days of June 30, 1998. Mr. Kotowski is the President of U.S. Operations of Rapiscan U.S.A.

 (6) Includes 12,375 shares issuable pursuant to options exercisable within 60 days of June 30, 1998. During fiscal 1998, Mr. Mansouri was Vice President-Corporate Marketing of UDT Sensors.

 (7) Includes 21,844 shares issuable pursuant to options exercisable within 60 days of June 30, 1998. Mr. Hickman is the Managing Director of OSI Singapore and OSI Malaysia.

 (8) Includes 6,875 shares issuable pursuant to options exercisable within 60 days of June 30, 1998. Does not include 50,528 shares beneficially owned by the Good Swartz & Berns Pension & Profit Sharing Plan, of which Mr. Good is a co-trustee and in which he participates. Mr. Good is a Director of the Company. The address of Mr. Good is 11755 Wilshire Boulevard, 17th Floor, Los Angeles, California 90025.

 (9) Includes 6,875 shares issuable pursuant to options exercisable within 60 days of June 30, 1998. Includes 196,682 shares held by Mr. Syal and his wife, Mohini Syal as trustees for the Syal Trust. Mr. Syal is a Director of the Company.

(10) Includes 6,742 shares held by the Meyer and Doreen Luskin Family Trust. Includes 12,500 shares issuable pursuant to options exercisable within 60 days of June 30, 1998. Does not include 1,647,903 shares beneficially owned by Scope Industries. Mr. Luskin is the President, Chief Executive Officer, Chairman of the Board and a principal stockholder of Scope Industries. The address of Mr. Luskin is c/o Scope Industries, 233 Wilshire Boulevard, Suite 310, Santa Monica, California 90401.

(11) The address of Scope Industries is 233 Wilshire Boulevard, Suite 310, Santa Monica, California 90401.

(12) Does not include shares beneficially owned by Meyer Luskin. Mr. Luskin is the President, Chief Executive Officer, Chairman of the Board and a principal stockholder of Scope Industries.

(13) Based solely upon a review of filings made by such stockholder pursuant to Section 16(a) of the Exchange Act. Such shares are held by Sally F. Chamberlain as Trustee of the Edward P. Fleischer and Sally F. Fleischer Family Trust dated June 3, 1991. The address of Mrs. Chamberlain is c/o Hecht, Solberg, Robinson & Goldberg, LLP, 600 West Broadway, 8th Floor, San Diego, CA 92101.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such officers, directors and stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such reports that they file. Based solely upon the Company's review of such forms furnished to the Company during the fiscal year ended June 30, 1998, and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders have been complied with, except that each of Messrs. Chopra, Mehra, Luskin, Crane, Hickman and Kotowski made one late filing; each of Messrs. Syal and Aliabadi, Mrs. Chamberlain and Scope Industries made two late filings; and Mr. Good made three late filings.

                         EMPLOYEE STOCK PURCHASE PLAN
                          (ITEM 2 OF THE PROXY CARD)

  The following summary is not intended to be complete and reference should be made to the proposed Employee Stock Purchase Plan itself for a complete understanding of its terms and provisions. A copy of the proposed Employee Stock Purchase Plan is set forth as Exhibit "A" to this Proxy Statement.

  On August 6, 1998, the Company's Board of Directors unanimously adopted the Company's Employee Stock Purchase Plan (the "1998 Plan"), which provides persons who have been regular employees of the Company or its U.S. subsidiaries for at least six months, and who meet certain other criteria, the opportunity to purchase through regular payroll deductions up to an aggregate of 200,000 shares of Common Stock. The 1998 Plan is to be administered by the Board of Directors, or a committee of the Board. The 1998 Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code.

  To participate, eligible employees shall submit a form to the Company's payroll office authorizing payroll deductions in an amount between 1% and 10% of the employee's regular annual pay. At the end of each offering period, initially set at six months duration, the aggregate amount deducted from each participating employee's paycheck will be applied to the purchase of a whole number of shares of Common Stock, with any sums remaining being returned to the employee. No interest will accrue on payroll deductions. The purchase price of the Common Stock shall be 85% of the lesser of the fair market value of the Common Stock (as determined by the Board of Directors) on the first day or the last day of the offering period. If the aggregate number of shares of Common Stock which all participants elect to purchase during any offering period is greater than the number of shares remaining available for issuance under the 1998 Plan, the remaining shares will be allocated pro-rata among participants. Notwithstanding any of the foregoing, no employee may purchase Common Stock under the 1998 plan if (i) after any such purchase, the employee would own 5% or more of the total combined voting power or value of all classes of the Company's stock on a consolidated basis or (ii) the rights to purchase Common Stock under the 1998 Plan and all other qualified employee stock purchase plans of the Company or any of its subsidiaries granted to that employee would exceed $25,000 per calendar year.

  A participant may elect to withdraw from the 1998 Plan at any time up to the last day of an offering period by filing a form to such effect. Upon withdrawal, the amount contributed to the employee will be refunded in cash, without interest. Any person withdrawing may not participate again in the 1998 Plan until the end of one complete offering period. Termination of a participant's employment for any reason shall be treated as a withdrawal.

  The Board of Directors believes that the proposed Stock Purchase Plan will provide the Company with greater flexibility in the administration of its employee benefits program and is appropriate in light of the growth of the Company and the addition of new employees.

  THE BOARD RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED EMPLOYEE STOCK PURCHASE PLAN.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                          (ITEM 3 OF THE PROXY CARD)

  The Board of Directors has selected Deloitte & Touche L.L.P. ("Deloitte & Touche") as the Company's independent accountants for the fiscal year ending June 30, 1999, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Deloitte & Touche has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Deloitte & Touche is not expected to be present at the Annual Meeting.

  In the event the stockholders fail to ratify the selection of Deloitte & Touche, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF THE INDEPENDENT ACCOUNTANTS.

                                OTHER BUSINESS

  The Company does not know of any other business to be presented to the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

                             STOCKHOLDER PROPOSALS

  Any proposals of security holders which are intended to be presented at next year's annual meeting must be received by the Company at its principal executive offices on or before June 15, 1999, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

  A copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available upon written request and without charge to stockholders by writing to Ajay Mehra, Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, California 90250.

                                          By Order of the Board of Directors

                                          /s/ Ajay Mehra

                                          Ajay Mehra
                                          Secretary

Hawthorne, California
October 16, 1998




 PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                      EXHIBIT A

                               OSI SYSTEMS, INC.

                         EMPLOYEE STOCK PURCHASE PLAN

  1. Establishment of the Plan; Purpose. This Employee Stock Purchase Plan (the "Plan") was established to provide Eligible Employees with an opportunity through regular payroll deductions to purchase Common Stock of OSI Systems, Inc., a California corporation, so that they may increase their proprietary interest in OSI Systems, Inc. The Plan was adopted by the Board of Directors of OSI Systems, Inc. on August 6, 1998. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code ("qualified employee stock purchase plan").

  2. Definitions.  As used herein, the following definitions shall apply:

  (a) "Board of Directors" means the Committee if one has been appointed, or the Board of Directors of OSI Systems, Inc. if no Committee has been appointed.

  (b) "Code" means the Internal Revenue Code of 1986, as amended.

  (c) "Committee" means the committee appointed by the Board of Directors of OSI Systems, Inc. to administer the Plan in accordance with Section 3 below, if one is appointed.

  (d) "Company" means (i) OSI Systems, Inc., (ii) each of the existing Subsidiaries, as defined in Section 425 of the Code, of OSI Systems, Inc. that are incorporated in the United States, and (iii) any such other or future Subsidiaries as the Board of Directors of OSI Systems, Inc. shall from time to time designate. Until the Board of Directors of OSI System, Inc. determines otherwise, the term "Company" shall not refer to or include any Subsidiary incorporated outside of the United States.

  (e) "Compensation" means the annual base rate of pay of a Participant as of the first day of an Offering Period, determined in accordance with nondiscriminatory rules adopted by the Board of Directors, including commissions, but excluding bonuses, income with respect to stock options or other stock purchases, moving expense reimbursements, shift differentials or any pay for work outside the regular work schedule.

  (f) "Eligible Employee" means any regular employee of the Company whose date of hire was at least six (6) months prior to the commencement of an Offering Period, who is customarily employed for at least 20 hours per week and more than five (5) months in any calendar year.

  (g) "Fair Market Value" of a share of Stock means the value of a share as determined by the Board of Directors.

  (h) "Offering Date" means the first day of each Offering Period.

  (i) "Offering Period" means, in the absence of a specific determination to the contrary by the Board of Directors or the Committee, the six (6) month period beginning on January 1 and July 1 of each year, but in no event shall an Offering Period exceed twenty-four (24) months.

  (j) "Option" means the right of a Participant to purchase Stock during the applicable Offering Period.

  (k) "Participant" mean an Eligible Employee who elects to participate in the Plan.

  (l) "Plan Account" means the account established for each Participant pursuant to the Plan.

  (m) "Purchase Price" means the price at which Participants may purchase Stock as determined pursuant to the Plan.

  (n) "Stock" means the Common Stock of OSI Systems, Inc.

  (o) "Subsidiary" means a corporation a majority of whose voting shares are owned by OSI Systems, Inc.

  3. Administration. The Plan shall be administered by the Board of Directors and/or by a duly appointed Committee consisting of not less than three persons, at least one of which shall be a member of the Board of Directors, and having such powers as shall be specified by the Board. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. The interpretation and construction by the Board of Directors or the Committee of any provision of the Plan or of any right to purchase Stock shall be conclusive and binding on all persons.

  4. Number of Shares to be Offered. The aggregate number of shares reserved for issuance under the Plan shall be 200,000 shares of Stock, subject to adjustment as provided in Section 8 hereof. In the event that any Option granted under the Plan expires or is terminated for any reason, such shares allocable to the unexercised portion of such Option shall again be subject to an Option under the Plan.

  5. Eligibility and Participation.

  (a) Initial Participation. An Eligible Employee shall become a Participant on the Offering Date after satisfying the eligibility requirements by delivering to the Company's payroll office an enrollment form authorizing payroll deductions not less than ten (10) business days prior to such Offering Date. An Eligible Employee who did not enroll in the Plan prior to the Offering Date, or a person who becomes an Eligible Employee after an Offering Date, may enroll in the Plan for the next Offering Period as of the beginning of the next Offering Period by completing and filing an enrollment form prior to the commencement date of such Offering Period.

  (b) Continued Participation. A Participant shall automatically participate in each successive Offering Period until such time as such Participant withdraws from the Plan as set forth below. A Participant is not required to file any additional enrollment forms for subsequent Offering Periods in order to continue participation in the Plan.

  (c) Payroll Deduction Rate. The Participant shall designate on the enrollment form the percentage of Compensation which he or she elects to have withheld for the purchase of Stock, which may be any whole percentage from 1% to 10% of the Participant's Compensation. A Participant may reduce (but not increase) the rate of payroll withholding during an Offering Period by filing an amended enrollment form with the Committee at any time prior to the last day of any Offering Period (for which such change is to be effective), but not more than three (3) changes may be made in any Offering Period (or such other number of changes as may be approved by the Board or the Committee). A Participant may increase or decrease the rate of payroll deduction for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions not less than ten (10) days prior to the Offering Date for such subsequent Offering Period.

  By enrolling in the Plan, a Participant shall be deemed to have elected to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant's Compensation which is withheld during the Offering Period; provided, however, that with respect to any Offering Period no Participant may purchase shares of Stock in excess of the amount permitted under Section 9.

  (d) Preconditions to Options. Any Options granted pursuant to the Plan shall be subject to the Company obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of Options and/or Stock.

  (e) Purchase Price. The Purchase Price for, each share of Stock to be purchased under the Plan shall be eighty-five percent (85%) of the Fair Market Value of such share on either (i) the Offering Date or (ii) the last day of each Offering Period, whichever is less.

  (f) Contributions. The Purchase Price of the Stock shall be accumulated by payroll deductions throughout the Offering Period, which shall be applied automatically to purchase Stock at the end of each Offering Period. In the absence of a contrary determination prior to the commencement of an Offering Period, each Offering Period shall have a six-month duration. At the end of each Offering Period, accrued payroll deductions will be automatically applied to the purchase of Stock at the Purchase Price as hereinabove defined. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

  (g) Effect of Leave of Absence. During a leave of absence approved by the Company, a Participant may, for such period as the Committee shall deem reasonable, continue contributions to the Plan by making cash payments to the Company on his normal paydays in an amount equal to the difference between the amount of his regular payroll deductions taken while such employee was participating under the Plan and the amount of his payroll deductions taken while on such leave of absence. Failure to pay any installment within ten (10) days after the payday on which it is due shall be treated as a withdrawal from the Plan.

  (h) Purchase of Stock. The Company will maintain a Plan Account on its books in the name of each Participant. On each payday the amount deducted from the Participant's Compensation will be credited to the Participant's Plan Account. No interest shall accrue on any such payroll deductions. As of the last day of each Offering Period the amount then in the Participant's Plan Account will be, divided by the Purchase Price and the amount in the Participant's Plan Account shall be used to purchase the number of whole shares of Stock which result. Stock certificates representing the number of shares of Stock so purchased shall be issued and delivered to the Participant as soon as reasonably practicable after the close of each Offering Period. Any amount remaining in the Participant's Plan Account at the end of an Offering Period after deducting the amount of the Purchase Price for the number of whole Shares issued to the Participant shall be refunded to the Participant, without interest.

  (i) Withdrawal. A Participant may elect to withdraw from participation in the Plan at any time up to the last day of an Offering Period by filing the prescribed, form with the Committee. At the time of withdrawal the amount credited to the Participant's Plan Account will be refunded in cash, without interest. Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant and the withdrawn Participant's interest in the Plan shall terminate. In the event a Participant voluntarily elects to withdraw from the Plan, such Participant may not resume participation in the Plan until after the expiration of one complete Offering Period; re-enrollment shall be made in the same manner as set forth above for initial participation in the Plan.

  (j) Pro Rata Allocation. In the event that the aggregate number of shares which all Participants elect to purchase during an Offering Period shall exceed the number of shares remaining available for issuance under the Plan, the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance, by a fraction, the numerator of which is the sum of the number of shares the Participant has elected to purchase and the denominator of which is the sum of the number of shares which all Participants have elected to purchase.

  6. Effect of Termination of Employment. Termination of a Participant's employment for any reason, including retirement or death, or the failure of a Participant to remain an Eligible Employee shall be treated as a withdrawal under the Plan. In the event of the Participant's death, a refund of the Participant's Plan Account shall be paid, without interest, to the representative of the Participant's estate.

  7. Rights Not Transferable. The rights or interests of any Participant in the Plan, in any Option granted under the Plan, or in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner otherwise than by will or the applicable laws of descent and distribution. During Participant's lifetime, any Option of such Participant may be exercised only by him or her. If the Participant shall in any manner attempt to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than by will, such act shall be treated as a withdrawal from the Plan.

  8. Recapitalization, Etc. Subject to any required action by the shareholders of the Company, the number of shares of Stock covered by each Option under the Plan which has not yet been exercised and the number of shares of Stock which have been authorized for issuance under the Plan but have not yet been placed under an option (collectively, the "Reserves"), as well as the price per share of Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Stock, or any other increase or decrease in the number of shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of capital stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option.

  In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the Option as to all of the optioned Stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Participant that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

  The Board may also, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Stock covered by each outstanding Option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Stock, and in the event of the Company being consolidated with or merged into any other corporation.

  9. Limitation on Stock Ownership. Notwithstanding any provision herein to the contrary, no Participant shall be granted a right to purchase Stock pursuant to Section 5 if such Participant, immediately after electing to purchase such Stock, would own Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of OSI Systems, Inc. or any parent or Subsidiary of OSI Systems, Inc., or (ii) if under the terms of the Plan the rights of the employee to purchase Stock under this and all other qualified employee stock purchase plans of OSI Systems, Inc. or its Subsidiaries would accrue at a rate that exceeds $25,000 of fair market value of such Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time. For purposes of this Section 9, ownership of Stock shall be determined by the attribution rules of Section 424(d) of the Code and Participants shall be considered to own any Stock which they have a right or option to purchase under this or any other plan.

  10. Rights as an Employee. Nothing in the Plan shall be construed to give any Participant the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company and its Subsidiaries or the Participant to terminate such employment at any time with or without cause.

  11. Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares of Stock he or she may have a right to purchase under the Plan until the date of issuance of a stock certificate to such Participant for shares issued pursuant to the Plan. The Company shall provide its financial statements to each Participant at least annually.

  12. Amendment or Termination of the Plan. The Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no Participant's existing rights are adversely affected thereby, and provided further that no amendment to the Plan shall be effective until such amendment is approved by a vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company within twelve month before or after the date upon which such action is taken by the Board of Directors, if such amendment would:

  (a) Increase the aggregate number of shares of Stock to be issued under the Plan (except as provided in Section 8 hereof);

  (b) Materially modify the requirements for eligibility to participate in the Plan;

  (c) Increase the maximum number of shares of Stock which a Participant may purchase in any Offering Period;

  (d) Extend the term of the Plan;

  (e) Alter the Purchase Price formula so as to reduce the price for shares of Stock to be purchased under the Plan;

  (f) otherwise materially increase the benefits accruing. to Participants under the Plan; or

  (g) Cause the Plan to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code.

  The Plan shall terminate on the date prior to the tenth anniversary of its adoption, if it has not been earlier terminated pursuant to this Section 13, but the Plan shall remain in full force and effect until the end of the Offering Period then in effect.

  13. Shareholder Approval. Continuance of the Plan and the effectiveness of any Option granted hereunder shall be subject to approval of the Plan by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Stock of the Company present or represented and entitled to vote thereon, within 12 months after the date of adoption of this Plan by the Board of Directors.

  14. Governing Law. To the extent not governed by federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

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PROXY                          OSI SYSTEMS, INC.                           PROXY
                   12525 CHADRON AVENUE, HAWTHORNE, CA 90250
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints Deepak Chopra and Ajay Mehra and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of OSI Systems, Inc. (the "Company") held of record by the undersigned as of the close of business on October 12, 1998, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held November 18, 1998, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1. To elect the following directors to serve until the 1999 annual meeting of stockholders or until their respective successors are elected and qualified:
                 [_] FOR ALL    [_] WITHHOLD AUTHORITY FOR ALL
     Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Madan G. Syal
  To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:

  -----------------------------------------------------------------------------

2.  To approve the adoption of the OSI Systems, Inc. Employee Stock Purchase
    Plan
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

3. To ratify the Board of Director's selection of Deloitte & Touche LLP to serve as the Company's independent accountants for the fiscal year ending June 30, 1999.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)
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This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

Please sign exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.

                                       Dated: __________________, 1998


                                       _________________________________________
                                       Signature



                                       _________________________________________
                                       Signature if held jointly

                                       Please mark, sign date and return the
                                       proxy card promptly using the enclosed
                                       envelope.

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